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                                  Exhibit 10.2

                            CONTENT LICENSE AGREEMENT

         THIS CONTENT LICENSE AGREEMENT (the "AGREEMENT") is made as of this 19th day of February, 2000 (the "EFFECTIVE DATE") between YAHOO! INC., a Delaware corporation, with offices at 3420 Central Expressway, Santa Clara, CA 95051 ("YAHOO"), and VoteNet.com and its parent company Netivation.com, Inc. ("VN") ("LICENSOR"), a Delaware corporation, with offices at 806 West Clearwater Loop, Suite N, Post Falls, Idaho 83854.

In consideration of the mutual promises contained herein, the parties agree as follows:

SECTION 1:  DEFINITIONS.

Unless otherwise specified, capitalized terms used in this Agreement shall have the meanings attributed to them in EXHIBIT A hereto.

SECTION 2: GRANT OF LICENSES.

2.1 GRANT OF LICENSES. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Yahoo, under Licensor's Intellectual Property Rights:

(a) A non-exclusive, worldwide license to use, modify, reproduce, distribute, display and transmit the Licensor Content in electronic form via the Internet and third party networks (including, without limitation, telephone and wireless networks) in connection with Yahoo Properties, and to permit users of the Yahoo Properties to download and print the Licensor Content. Yahoo's license to modify the Licensor content shall be limited to modifying the Licensor Content to fit the format and look and feel of the Yahoo Property.

(a) A non-exclusive, worldwide, fully paid license to use, reproduce and display the Licensor's Brand Features: (i) in connection with the presentation of the Licensor Content on the Content Pages in the Yahoo Properties; and (ii) in connection with the marketing and promotion of the Yahoo Properties.

(b)      Yahoo shall be entitled to sublicense the rights set forth in this
         Section 2.1 (1) to its Affiliates only for inclusion in Yahoo Properties, and (2) in connection with any mirror site, derivative site, or distribution arrangement concerning a Yahoo Property.

2.2 Subject to the terms and conditions of this Agreement, Yahoo hereby grants to Licensor, under Yahoo's Intellectual Property Rights, a non-exclusive worldwide, fully paid license to use, reproduce and display the Yahoo Brand Features only as explicitly set forth in EXHIBIT D.

SECTION 3:  DELIVERY OF LICENSOR CONTENT; ADVERTISING REVENUE.

3.1 YAHOO'S RESPONSIBILITIES. In addition to any responsibilities that may be set forth in EXHIBIT C, Yahoo will be responsible for the design, layout, posting, and maintenance of the Content Pages. In no event is Yahoo under any obligation, express or implied, to post or otherwise include any of the Licensor Content in any Yahoo Property, including without limitation, in any Content Pages.

3.2 LICENSOR ASSISTANCE. In addition to any responsibilities that may be set forth in EXHIBIT C, Licensor will provide on-going assistance to Yahoo with regard to technical, administrative and service-oriented issues relating to the utilization, transmission and maintenance of the Licensor Content, as Yahoo may reasonably request. Licensor will use its reasonable commercial efforts to ensure that the Licensor Content is accurate, comprehensive and updated regularly as set forth in EXHIBIT C.

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3.3 ADVERTISING RIGHTS. Yahoo shall have the sole right to sell and retain all
Advertising Rights with respect to Content Pages.

3.4 NOTICES. Yahoo will not alter or impair any acknowledgment of copyright or other Intellectual Property Rights of Licensor that may appear in the Licensor Content and the Licensor Brand Features, including all copyright, trademark and similar notices that Licensor may reasonably request.

3.5 LINKS. The parties will maintain the hypertext links specified in EXHIBIT D.

SECTION 4:  DELIVERY OF LICENSOR CONTENT.

During the term of this Agreement, Licensor shall deliver updates of the Licensor Content to Yahoo in accordance with the Delivery Specifications set forth in EXHIBIT C. Licensor also shall provide Yahoo with [confidential information filed separately with the SEC] prior notice of any significant Enhancements that generally affect the appearance, updating, delivery or other elements of the Licensor Content, and shall make such Enhancements available to Yahoo upon commercially reasonable terms.

SECTION 5:  INDEMNIFICATION.

Licensor, at its own expense, will indemnify, defend and hold harmless Yahoo, its Affiliates and their employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Yahoo or an Affiliate based on or arising from a claim that the Licensor Content as delivered to Yahoo or any Licensor Brand Feature infringes in any manner any Intellectual Property Right of any third party or contains any material or information that is obscene, defamatory, libelous, slanderous, that violates any person's right of publicity, privacy or personality, or has otherwise resulted in any tort, injury, damage or harm to any person; PROVIDED, HOWEVER, that in any such case: (x) Yahoo provides Licensor with prompt notice of any such claim;
(y) Yahoo permits Licensor to assume and control the defense of such action, with counsel chosen by Licensor (who shall be reasonably acceptable to Yahoo); and (z) Licensor does not enter into any settlement or compromise of any such claim without Yahoo's prior written consent, which consent shall not be unreasonably withheld. Licensor will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Yahoo or an Affiliate in connection with or arising from any such claim, suit, action or proceeding. It is understood and agreed that Yahoo does not intend and will not be required to edit or review for accuracy or appropriateness any Licensor Content.

SECTION 6:  LIMITATION OF LIABILITY.

EXCEPT AS PROVIDED IN SECTION 5, UNDER NO CIRCUMSTANCES SHALL LICENSOR, YAHOO, OR ANY AFFILIATE BE LIABLE TO ANOTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

SECTION 7:  TERM AND TERMINATION.

7.1 INITIAL TERM AND RENEWALS. This Agreement will become effective as of the Effective Date and shall, unless sooner terminated as provided below or as otherwise agreed, remain effective for an initial term of [confidential information filed separately with the SEC] following the first date of public availability of the Licensor Content on a Content Page within a Yahoo Property (the "Initial Term"). As used herein, the "Term" means the Initial Term and any Extension Term(s).

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7.2 TERMINATION FOR CAUSE. Notwithstanding the foregoing, this Agreement may be terminated by either party immediately upon notice if the other party: (w) becomes insolvent; (x) files a petition in bankruptcy; (y) makes an assignment for the benefit of its creditors; or (z) breach any of its obligations under this Agreement in any material respect, which breach is not remedied within [confidential information filed separately with the SEC] days following written notice to such party. In addition, this Agreement may be terminated immediately by Yahoo in the event that: (i) the Warrant Agreement is not executed within ten
(10) business days of the Effective Date, or (ii) Licensor breaches any obligation in the Insertion Order which are not cured within ten (10) business days following written notice from Yahoo to Licensor specifying such breach and the notice being provided hereunder.

7.3 EFFECT OF TERMINATION. Any termination pursuant to this Section 7 shall be without any liability or obligation of the terminating party, other than with respect to any breach of this Agreement prior to termination. The provisions of Sections 5, 6, 7, 8, 9, 10, shall survive any termination or expiration of this Agreement.

SECTION 8:  OWNERSHIP.

8.1 BY LICENSOR. Yahoo acknowledges and agrees that: (i) as between Licensor on the one hand, and Yahoo and its Affiliates on the other, Licensor owns all right, title and interest in the Licensor Content and the Licensor Brand Features; (ii) nothing in this Agreement shall confer in Yahoo or an Affiliate (other than that contained herein), right of ownership in the Licensor Content or the Licensor Brand Features; and (iii) neither Yahoo or its Affiliates shall now or in the future contest the validity of the Licensor Brand Features. No licenses are granted by either party except for those expressly set forth in this Agreement.

8.2 BY YAHOO. Licensor acknowledges and agrees that: (i) as between Licensor on the one hand, and Yahoo and its Affiliates on the other, Yahoo or the Affiliates own all right, title and interest in any Yahoo Property and the Yahoo Brand Features; (ii) nothing in this Agreement shall confer in Licensor any license or right of ownership in the Yahoo Brand Features; and (iii) Licensor shall not now or in the future contest the validity of the Yahoo Brand Features. No licenses are hereby granted by Yahoo other than those expressly set forth herein. Yahoo or its Affiliates shall own all derivative works created by Yahoo from the Licensor Content, including the Content Pages, pursuant to this Agreement, to the extent such is separable from the Licensor Content.

SECTION 9:  PUBLIC ANNOUNCEMENTS.

Neither party shall make any public announcement regarding the existence or content of this Agreement or the relationship between the parties without the other party's prior written approval and consent unless required by law, rule or regulation.

SECTION 10:  WARRANTS AND ADVERTISING COMMITMENT.

10.1 WARRANTS. Within ten (10) days of the execution of the Agreement, Yahoo and Netivation.com will execute a separate Warrant Agreement (the "Warrant Agreement") whereby Yahoo shall be issued a Warrant to purchase the number of shares of Netivation.com's Common Stock equal to 50,000 shares of capital stock (on a fully-diluted basis (on the date hereof), assuming conversion of outstanding options, warrants, and other instruments convertible into Netivation.com Common Stock). The exercise price of the Warrant will be equivalent to the closing price of Netivation.com Common Stock [confidential information filed separately with the SEC] Warrant Agreement. The Warrant Agreement shall be in the form attached to the Insertion Order as EXHIBIT D.

10.2 ADVERTISING COMMITMENT. Netivation.com agrees to purchase from Yahoo no less than [confidential information filed separately with the SEC] of advertising on the Yahoo Properties annually during the Term at Yahoo's then current advertising rate card. Simultaneously upon execution of this Agreement, Netivation.com and Yahoo will execute an insertion order that will contain Yahoo's standard advertising terms and describe the breakdown of Netivation.com's initial advertising commitment (the "Insertion Order").

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SECTION 11:  NOTICE; MISCELLANEOUS PROVISIONS.

11.1 NOTICES. All notices, requests and other communications called for by this agreement shall be deemed to have been given immediately if made by telecopy or electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), if to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051, Fax: (408) 731-3301 Attention: Senior Director, Business Development (e-mail: [confidential information filed separately with the SEC]), with a copy to its General Counsel (e-mail: [confidential information filed separately with the SEC]), and if to Licensor at the physical and electronic mail addresses set forth on the signature page of this, or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

11.2 MISCELLANEOUS PROVISIONS. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Neither party may assign this Agreement, in whole or in part, without the other party's written consent; provided, however, that: (i) either party may assign this Agreement without such consent in connection with any merger, consolidation, any sale of all or substantially all of such party's assets or any other transaction in which more than fifty percent (50%) of such party's voting securities are transferred. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void. This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules, and without regard to its location of execution or performance. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force. Neither this Agreement, nor any terms and conditions contained herein may be construed as creating or constituting a partnership, joint venture or agency relationship between the parties. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights. This Agreement and its exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

YAHOO! INC.                                                   LICENSOR

By:                                                                    By
   --------------------------------------------------                     --------------------------------------------------
         Matt Rightmire                                                          Tony Paquin

Title:            VP/GM Media                                          Title:            President & CEO
      -----------------------------------------------                        -----------------------------------------------

Address:          3420 Central Expressway                              Address:          806 W. Clearwater Loop, Suite N
        ---------------------------------------------                           --------------------------------------------
                  Santa Clara, CA  95051                                                 Post Falls, ID  83854
         --------------------------------------------                           --------------------------------------------
Telecopy:         (408) 616-3712                                       Telecopy:         (208) 777-6013
         --------------------------------------------                           --------------------------------------------

E-mail: [confidential information filed separately with the SEC]       e-mail:    tony.paquin@netivation.com
        --------------------------------------------------------              -------------------------------------

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